Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of China SXT Pharmaceuticals, Inc. (“the Company”) of our report dated August 13, 2024, relating to our audits of the consolidated financial statements as of and for the year ended March 31, 2024, which is in the Company’s Annual Report on Form 20-F for the year ended March 31, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

July 7, 2026

999 18th Street, Suite 3000, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us